Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 28, 2014, with respect to the financial statements of Ignyta, Inc., appearing in the Annual Report on Form 10-K of Ignyta, Inc. for the periods ended December 31, 2013 and 2012 and for the period from August 29, 2011 (Inception) through December 31, 2013, and the reference to us under the heading “Experts.”

/s/ Mayer Hoffman McCann P.C.
San Diego, California
March 2, 2015